UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2024

Cenntro Electric Group Limited
(Exact Name of Registrant as Specified in Charters)

Australia	001-38544	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

501 Okerson Road, Freehold, New Jersey 07728
(Address of Principal Executive Offices, and Zip Code)

(732) 820-6757
Registrant's Telephone Number, Including Area Code

N/A
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Ordinary Shares	CENN	The Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On Wednesday, January 24, 2024 at 4.00pm (Eastern Standard Time) (“EST”), Thursday, January 25, 2024 at 5.00am (China Standard Time) (“CST”) and Thursday, January 25, 2024, at 8.00am (AEDT), Cenntro Electric Group Limited ACN 619 054 938 (the "Company") held a scheme meeting of shareholders of the Company (the “Scheme Meeting”) to consider and, if thought fit, to agree for the Company to adopt a scheme resolution (the “Scheme Resolution”) to implement a scheme of arrangement pursuant to which the Company will redomicile from Australia into a new corporation formed under the laws of the State of Nevada, Cenntro Inc. (the “HoldCo”), under which the HoldCo will acquire all of the issued and outstanding shares of the Company on a one-for-one basis (the “Scheme”). The required quorum was presented for the Scheme Meeting. The following scheme resolution was voted upon, and the preliminary voting results with respect to such resolution are set forth below.

Scheme Resolution:

At the Scheme Meeting, shareholders of the Company were asked to consider and, if thought fit, vote for the Company to pass (with or without amendment) the following resolution:

“That, under and in accordance with section 411 of the Corporations Act 2001 (Cth), the members agree to the arrangement proposed between Cenntro Electric Group Ltd (“Cenntro”) and holders of its ordinary shares, designated the “Scheme”, as contained in and more particularly described in the Scheme Booklet accompanying the notice convening this meeting (with or without alterations or conditions required or approved by the Supreme Court of New South Wales to which Cenntro and Cenntro Inc. agree) and the Board of Cenntro is authorised to implement the Scheme with any such alterations or conditions.”

Details of the number of votes, percentage of votes and number of shareholders voting via valid proxies received and votes cast are set out below.

Number of Votes For	Number of Votes Against	Number of Votes Abstain	Total Votes Cast
9,864,413	128,019	30,093	10,022,525
Percentage of Votes For	Percentage of Votes Against	Percentage of Votes Abstain	Total Percentage Voted
98.42%	1.28%	0.3%	100%
Number of Shareholders For	Number of Shareholders Against	Number of Shareholders Abstain	Total Number of Shareholders Voted
2,707	821	276	3,528

The foregoing preliminary voting results will ultimately be updated through the filing of an amendment to this Current Report on Form 8-K to reflect the certification of voting results of the Scheme Meeting. At this time, the Company does not know when the certification of the Scheme Meeting vote results will occur and there can be no assurance that the outcome of the final results will be consistent with the outcome of the estimated vote results indicated on this Form 8-K.

Based on the preliminary results the Company believes the Scheme Resolution, as set forth above, and in the Definitive Proxy Statement on Schedule 14-A comprised of the Notice of Meeting and Scheme Booklet dated Thursday, December 14, 2023, was passed by the requisite majorities of Company shareholders at the Scheme Meeting held on Wednesday, January 24, 2024 (United States Eastern Standard Time) pursuant to orders made by the Supreme Court of New South Wales, Australia (the "Court").

Item 8.01.	Other Events

Next Steps

The Scheme remains subject to the approval of the Court at the hearing scheduled for 9:15am on Thursday,  February 1, 2024 (Australian Eastern Daylight Time), and certain other customary conditions precedent as previously announced and described in the Definitive Proxy Statement on Schedule 14-A comprised of the Scheme Booklet. If the outstanding conditions precedent are satisfied or waived (if applicable) prior to the Court hearing, and the Court approves the Scheme, the Company proposes to file an office copy of the orders of the Court with the Australian Securities and Investments Commission ("ASIC") (expected to occur on the next business day, Friday,  February 2, 2024 (Australian Eastern Daylight Time)), at which time the Scheme will become effective. The Scheme will then be implemented on Monday, February 12, 2024 (Australian Eastern Daylight Time).

Key Dates

The key dates for implementation of the Scheme are set out below:

Expected date*	Event
Thursday, February 1, 2024 at 9:15am	Second Court Hearing to obtain orders approving the Scheme
Friday, February 2, 2024	Filing by Cenntro with ASIC of the Court orders approving the Scheme
Friday, February 9, 2024 at 7.00pm	Record Date
Monday, February 12, 2024	Implementation Date
Wednesday, February 14, 2024	Commencement of dispatch to scheme shareholders of statements confirming the issue of HoldCo shares

*All dates and times listed in the table above are in Australian Eastern Daylight Time and are indicative only and subject to change. The Company, in consultation with HoldCo, may vary any or all of these dates and times and will provide reasonable notice of any such variation. Certain times and dates are conditional on the conditions precedent to the Scheme, including approval of the Scheme by the Court, being satisfied or waived (as applicable). Any changes will be announced by the Company to Nasdaq and published on the Company’s website at www.cenntroauto.com.

Item 9.01	Exhibits.

Exhibit No.	Description

104	Cover page of this Current Report on Form 8-K formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 30, 2024

Cenntro Electric Group Limited

	By:	/s/ Peter Wang
	Name:	Peter Wang
	Title:	Chief Executive Officer